Exhibit 5.1

Robyn P. Turner, Esq.
Senior Vice President, Assistant General Counsel
and Corporate Secretary
Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, New Jersey 07890
Tel: (973) 948-3000

February 25, 2025

Selective Insurance Group, Inc.

40 Wantage Avenue

Branchville, New Jersey 07890

RE:	Selective Insurance Group, Inc. - Senior Notes Offering

Ladies and Gentlemen:

I am Senior Vice President, Assistant General Counsel and Corporate Secretary of Selective Insurance Group, Inc., a New Jersey corporation (the “Company”), and, in such capacity and not in any individual capacity, have acted as counsel to the Company in connection with the public offering of $400,000,000 aggregate principal amount of the Company’s 5.900% Senior Notes due 2035 (the “Securities”) to be issued under the Indenture, dated as of February 8, 2013 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (in such capacity, the “Trustee”), as supplemented by the Third Supplemental Indenture, dated as of February 25, 2025 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

I am furnishing you this opinion letter in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”). I have examined and relied upon the following:

(a)               the registration statement on Form S-3ASR (File No. 333-279815) of the Company relating to debt securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on May 30, 2024 under the Securities Act of 1933 (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)               the prospectus, dated May 30, 2024 (the “Base Prospectus”), which forms a part of, and is included in, the Registration Statement;

(c)               the preliminary prospectus supplement, dated February 20, 2025 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)               the prospectus supplement, dated February 20, 2025 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations;

(e)               an executed copy of the Underwriting Agreement, dated as of February 20, 2025, with Goldman Sachs & Co. LLC, BofA Securities, Inc., and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein;

(f)                an executed copy of the Base Indenture;

(g)               an executed copy of the Supplemental Indenture;

(h)               the global certificate evidencing the Securities, executed by the Company, registered in the name of Cede & Co. (the “Note Certificate”), and delivered by the Company to the Trustee for authentication and delivery;

(i)                 a copy of the Amended and Restated Certificate of Incorporation of the Company, as currently in effect;

(j)                 a copy of the By-Laws of the Company, as currently in effect;

(k)               a copy of certain resolutions of the Board of Directors of the Company and certain resolutions of the Pricing Committee thereof, adopted on January 29, 2025 and as of February 20, 2025, respectively; and

(l)                 originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and other documents, as I have deemed necessary or appropriate as a basis for the opinions stated below.

I have relied upon, but not independently established or verified, oral or written statements and representations of other Company officers and representatives regarding facts material to the opinions, statements, and assumptions stated in this opinion letter.

My opinions below are limited to the laws of the State of New Jersey and the federal laws of the United States of America to the extent referred to specifically herein, and I do not express any opinion concerning any other law.

Based on the foregoing and subject to the qualifications stated herein, I am of the opinion that the Company has taken all requisite corporate action under the New Jersey Corporation Act and has duly authorized the Note Certificate.

I hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K being filed with the Commission today, and to its incorporation by reference into the Registration Statement. I also hereby consent to the use of my name under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, I am not admitting that I am a person whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Robyn P. Turner

Robyn P. Turner
Senior Vice President, Assistant General Counsel
and Corporate Secretary